Exhibit 10.96

AMENDMENT AND LIEN RELEASE AGREEMENT

THIS AMENDMENT AND LIEN RELEASE AGREEMENT (this “Agreement”), dated as of September 30, 2019, is by and among Bank of America, N.A. (the “Bank”), CUI, Inc., an Oregon corporation, (“CUI”) and CUI-Canada, Inc., a Nova Scotia corporation (“CUI Canada,” and collectively with CUI, the “Borrower”) and CUI-Global, Inc., a Colorado corporation (the “Parent,” and collectively with the Borrower, the “Loan Parties”).

RECITALS

WHEREAS, the Bank and the Borrower have entered into that certain Loan Agreement dated as of April 18, 2019 (as amended, restated, extended, supplemented, increased or otherwise modified in writing from time to time, the “Loan Agreement”);

WHEREAS, the Bank and CUI entered into that certain Security Agreement dated as of April 18, 2019 (together with any amendments, the “U.S. Security Agreement”);

WHEREAS, the Bank and CUI Canada entered into that certain General Security Agreement dated as of April 18, 2019 (together with any previous amendments, the “Canadian Security Agreement”; and collectively with the U.S. Security Agreement, the “Security Agreements”);

WHEREAS, the Bank and the Parent, entered into that certain Continuing and Unconditional Guaranty dated as of April 18, 2019 (together with any previous amendments, the “Parent Guaranty”);

WHEREAS, pursuant to the terms and conditions of the Loan Agreement, the Security Agreements and the other loan documents, the Borrower has granted a security interest in substantially all of its assets to the Bank as security for the Indebtedness (as defined in the Security Agreements);

WHEREAS, CUI has advised the Bank that it wishes to sell certain of its assets to Back Porch International, Inc., an Oregon corporation (the “Buyer”), pursuant to the terms of that certain Asset Purchase Agreement to be dated on or about September 30, 2019 between CUI, the Buyer and the Parent (the “Purchase Agreement”);

WHEREAS, under the Loan Agreement, CUI is prohibited from entering into the Purchase Agreement and from selling the Purchased Assets (as defined in the Purchase Agreement) as contemplated by the Purchase Agreement;

WHEREAS, CUI has requested that the Bank (a) consent to CUI entering into the Purchase Agreement, (b) permit CUI to sell the Purchased Assets pursuant to the terms and conditions of the Purchase Agreement, (c) release the Bank’s liens on the Purchased Assets and (d) amend the Loan Agreement as set forth herein; and

WHEREAS, in reliance on the representations made herein by the Loan Parties and subject to the terms and conditions set forth herein, the Bank has agreed to (a) consent to CUI entering into the Purchase Agreement, (b) permit CUI to sell the Purchased Assets pursuant to the terms and conditions of the Purchase Agreement, (c) release the Bank’s liens on the Purchased Assets and (d) amend the Loan Agreement as set forth herin;

NOW, THEREFORE, the Bank and the Loan Parties agree as follows:

1.	Introductory Paragraph and Recitals. The above introductory paragraph and Recitals of this Agreement are incorporated herein by reference as if fully set forth in the body of this Agreement.

2.	Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings provided therefor in the Loan Agreement.

3.

Amendment. Immediately upon the lien release described in paragraph 4, Section 1.9 (definition of “Credit Limit”) of the Loan Agreement is hereby amended to replace the reference to “Ten Million Dollars ($10,000,000)” therein with “Six Million Dollars ($6,000,000).”

4.

Consent. The Bank hereby consents to CUI entering into the Purchase Agreement and the consummation of the purchase and sale transaction contemplated thereby (including, for the avoidance of doubt, the sale of the Purchased Assets to the Buyer).

5.

Release of Liens. Upon (a) consummation of the purchase and sale transaction contemplated by the Purchase Agreement (including, for the avoidance of doubt, the sale of the Purchased Assets to the Buyer) and (b) receipt by the Bank of cash proceeds in the aggregate principal amount of at lease $4,696,316.82 in immediately available funds in accordance with the wire instructions set forth on Exhibit A attached hereto, all liens on the Purchased Assets (other than, for the avoidance of doubt, any Excluded Assets, as such term is defined in the Purchase Agreement) granted to or created in favor of the Bank as security for the Indebtedness, including without limitation all liens on and any other security interest in the Purchased Assets created by or granted or arising under the U.S. Security Agreement, shall automatically be released without any further action by the Loan Parties, the Bank or any other Person. Upon the Borrower’s or Buyer’s written request and at the Borrower’s sole expense, the Bank shall prepare and file any and all UCC amendments and other releases, instruments and documents the Borrower or Buyer reasonably deems necessary or desirable to effectuate or evidence the release of the Purchased Assets from the liens and security interest securing the Indebtedness under the Loan Agreement.

6.

Application of Proceeds. Borrower and each Loan Party hereby authorize the Bank to apply the cash proceeds referenced in clause (b) of paragraph 5 above to prepay the Line of Credit by the same amount.

7.

Affirmation of Security Interests. Each Borrower hereby (a) affirms that except with respect to the liens on the Purchased Assets, all of the liens granted or purported to be granted to the Bank or any other Person pursuant to the Loan Agreement, the Security Agreements and all other loan documents (collectively, the “Loan Documents”) are valid and subsisting liens securing the Indebtedness and the other obligations described therein, and (b) agrees that this Agreement shall in no manner impair or otherwise adversely affect any of the liens granted or purported to be granted pursuant to the Loan Documents with respect to any of the Collateral described therein (other than the Purchased Assets).

8.

Affirmation of Guaranty. The Parent hereby (a) acknowledges and consents to this Agreement, (b) reaffirms its obligations under the Parent Guaranty and (c) confirms that the Parent Guaranty and other agreements remain in full force and effect, without defense, offset, or counterclaim.

9.	Miscellaneous.

(a)

Except as otherwise expressly set forth in this Agreement, the Loan Documents, and the obligations of the Loan Parties thereunder, are hereby ratified and confirmed and shall remain in full force and effect according to their terms.

(b)

Each Loan Party (i) acknowledges and consents to all of the terms and conditions of this Agreement, (ii) reaffirms all of its obligations under the Loan Documents (other than with respect to the Purchased Assets) and (iii) agrees that this Agreement and all documents executed in connection herewith do not operate to reduce or discharge its obligations (other than with respect to the Purchased Assets) under the Loan Agreement or any of the other Loan Documents.

(c)	The Loan Parties hereby represent and warrant as follows:

(i)	Each Loan Party has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

(ii)

This Agreement has been duly executed and delivered by each Loan Party and constitutes each Loan Party’s legal, valid and binding obligations, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights generally or by general equitable principles.

(iii)

No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement.

(iv)

After giving effect to this Agreement (A) the representations and warranties in the Loan Agreement are true as of the date of this Agreement as if made on the date of this Agreement, and (B) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement.

(d)

This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by facsimile, electronic mail of other electronic means shall be effective as a manually executed original counterpart hereof.

(e)

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED AND INTERPRETED ACCORDING TO THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY CHOICE OF LAW, RULES OR PRINCIPLES TO THE CONTRAY.

10.

FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDING OF THE PARTIES.

11.

Statutory Notice. Under Oregon law, most agreements, promises and commitments made by the Bank concerning loans and other credit extensions which are not for personal, family or household purposes or secured solely by the Borrower’s residence must be in writing, express consideration and be signed by us (Bank) to be enforceable.

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Each of the undersigned has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written, intending to create an instrument executed under seal.

BANK:	BANK OF AMERICA, N.A.

By: /s/ Michael W. Snook
Name: Michael W. Snook Title: Senior Vice President

[signatures continue below]

CUI, INC.
AMENDMENT AND LIEN RELEASE AGREEMENT

BORROWERS:	CUI, INC.,
an Oregon corporation

By: /s/ Daniel N. Ford (Seal)
Name: Daniel N. Ford
Title: CFO

CUI-CANADA, INC.,
A Nova Scotia corporation

By: /s/ Daniel N. Ford (Seal)
Name: Daniel N. Ford
Title: CFO

GUARANTOR:	CUI-GLOBAL, INC.,
A Colorado corporation

By: /s/ Daniel N. Ford (Seal)
Name: Daniel N. Ford
Title: CFO

CUI, INC.
AMENDMENT AND LIEN RELEASE AGREEMENT

EXHIBIT A

Wiring Instructions

Bank:	Bank of America, N.A.
ABA#:	[redacted]
Account #:	[redacted]
Attention:	[redacted]
Bank to Bank Instructions:	[redacted]
Reference:	[redacted]